Exhibit 99.2
Novelis Inc.

Exchange Offer
to holders of its

8.375% Senior Notes due 2017
8.75% Senior Notes due 2020

NOTICE OF GUARANTEED DELIVERY

As set forth in (i) the Prospectus, dated          , 2011 (the “Prospectus”), of Novelis Inc. (the “Issuer”) and Novelis Corporation, Eurofoil Inc. (USA), Novelis PAE Corporation, Aluminum Upstream Holdings LLC, Novelis Brand LLC, Novelis South America Holdings LLC, Novelis North America Holdings Inc., Novelis Acquisitions LLC, Novelis Cast House Technology Ltd., Novelis No. 1 Limited Partnership, 4260848 Canada Inc., 4260856 Canada Inc., Novelis Europe Holdings Ltd., Novelis UK Ltd., Novelis Services Limited, Novelis do Brasil Ltda., Novelis AG, Novelis Switzerland S.A., Novelis Technology AG, Novelis Aluminium Holding Company, Novelis Deutschland GmbH, Novelis Luxembourg S.A., Novelis PAE S.A.S., Novelis Madeira, Unipessoal, Lda (together, the “Guarantors”) under “The Exchange Offer — Exchange Offer Procedures” and (ii) the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuer and the Guarantors to exchange (a) new 8.375% Senior Notes due 2017 (the “2017 New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 8.375% Senior Notes due 2017 (the “2017 Old Notes”) and (b) new 8.75% Senior Notes due 2020 (the “2020 New Notes” and together with the 2017 New Notes, the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 8.75% Senior Notes due 2020 (the “2020 Old Notes” and together with the 2017 Old Notes, the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if: (i) certificates for the Old Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”)

By Facsimile (for Eligible Institutions Only):
212-298-1915
Attn. Mrs. Carolle Montreuil — Processor

Confirm by Telephone:
212-815-5920

By Mail, Hand or Courier:

The Bank of New York Mellon Corporation
Corporate Trust — Reorganization Unit
480 Washington Boulevard — 27th floor
Jersey City, New Jersey 07310
Attn: Mrs. Carolle Montreuil — Processor

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related
Letter of Transmittal, tenders can only be made
through ATOP by DTC participants and Letters of Transmittal can only be accepted by means of an Agent’s Message.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and the Letter of Transmittal.

All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

Principal Amount of 2017 Old Notes Tendered:

Principal Amount of 2020 Old Notes Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented by
2017 Old Notes Certificate(s):

Total Principal Amount Represented by
2020 Old Notes Certificate(s):

Account Number:

Name(s) in which Old Notes Registered:

Date:

Sign Here

Signature (s):

Please Print the Following Information

Name (s):

Address (es):

Area Code and Tel. No (s).:

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

GUARANTEE

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized signature medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Program (MSP), or any other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or agent’s message in lieu thereof and any other required documents, within three New York Stock Exchange trading days after the Expiration Date referred to in the Prospectus.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:

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